SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT



Pursuant to Section 13 or 15(D) of The Securities Exchange Act of 1934

              Date of Report:  November 29, 2001
               (Date of Earliest Event Reported)



                    J NET ENTERPRISES, INC.
     (Exact Name of Registrant as Specified in its Charter)


                           1-9728
                         ----------
                   (Commission File Number)


             Nevada                        88-0169922
           ----------                      ----------
    (State of Incorporation)    (I.R.S. Employer Identification Number)


                   4020 W. Lake Creek Drive, #100
                        Wilson, Wyoming 83014
                   ------------------------------
  (Address, including zip code, of Principal Executive Offices)


                            (307) 739-8603
                            --------------
          (Registrant's Telephone Number, Including Area Code)


Item 5.  Other Events.

On November 29, 2001, InterWorld Corporation filed a Form 8-K with the Securities and Exchange Commission announcing significant reductions in its workforce and the pursuit of several different strategic alternatives. Such alternatives include seeking a strategic partner to provide additional capital, pursuing a possible sale of InterWorld's intellectual property, or terminating InterWorld's business operations entirely. Definitive actions from these various strategic alternatives are expected to occur during the fourth quarter of calendar year 2001.

J Net owns approximately 95% of the common stock of InterWorld, the only class of equity securities outstanding. As of November 29, 2001, J Net has advanced approximately $16 million to InterWorld in the form of a secured promissory note to fund its operations.

Item 7.  Financial Statements, PRO FORMA Financial Information and Exhibits

         (a)  Financial Statements.

              Not applicable.

         (b)  Pro Forma Financial Information.

              Not applicable.

         (c)  Exhibits

              Not applicable.


                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  J NET ENTERPRISES, INC.


                                  By: /s/ Mark W. Hobbs
                                  _______________________
                                  Name: Mark W. Hobbs
                                  Title:   President
Dated:  November 30, 2001